Exhibit 10.6

COPYRIGHT SECURITY AGREEMENT

     THIS COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of September 16, 2003 is between U.S. Wireless Data, Inc., a Delaware corporation (herein referred to as “Grantor”) and Brascan Financial Corporation (the “Grantee”). Capitalized terms used and not otherwise defined herein shall have the meaning specified in the Loan Agreement.

     WHEREAS, Grantor owns the Copyrights (as hereinafter defined) listed on Schedule 1 annexed hereto;

     WHEREAS, Grantor and Grantee are parties to a Term Loan and Security Agreement of even date herewith (as amended, modified or supplemented from time to time, the “Loan Agreement”);

     WHEREAS, pursuant to the terms of the Loan Agreement, Grantor has granted to Grantee for the benefit of Grantee, a security interest in substantially all the assets of the Grantor including all right, title and interest of Grantor in, to and under all Grantor’s Copyrights, whether presently existing or hereafter arising or acquired, together with the goodwill of the business symbolized by the Copyrights and the applications therefor and the registrations thereof, and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement or dilution thereof or injury to the associated goodwill, to secure the payment of all amounts owing under the Loan Agreement and the other Obligations;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee for the benefit of Grantee a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether presently existing or hereafter arising or acquired:

     (i) each United States or foreign copyright, now held or hereafter acquired by Grantor, including any registration or application for registration of any copyrights now held or hereafter acquired by Grantor, which are registered in the United States Copyright Office or the equivalent thereof in any State of the United States or in any foreign country, as well as any unregistered copyrights used by Grantor (collectively, the “Copyrights”), including, without limitation, each Copyright referred to in Schedule 1 annexed hereto; and

     (ii) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement or dilution of any Copyright including, without limitation, any Copyright referred to in Schedule 1 annexed hereto, or for injury to the goodwill associated with any Copyright.

     This security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Loan Agreement. Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     Subject to the terms and provisions of the following paragraph, on the Termination Date (as defined below), this Agreement shall terminate (provided that any indemnities set forth herein shall survive any such termination) and Grantee, at the request and expense of Grantor, will execute and deliver to Grantor a proper instrument or instruments releasing the Lien or the Copyright Collateral and acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to Grantor (without recourse and without any representation or warranty) such of the Copyright Collateral as may be in the possession of Grantee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with all cash in respect of the Copyright Collateral at the time held by Grantee hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which no Note under the Loan Agreement is outstanding and all other Obligations have been paid in full (other than arising from indemnities for which no request has been made) and the Loan Agreement has been terminated.

     This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     In the event of any express conflict between the terms of this Agreement and the Loan Agreement, the terms of the Loan Agreement shall govern and prevail.

*         *        *

     IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the 16th day of September, 2003.

U.S. WIRELESS DATA, INC.

By: Name: Adi Raviv Title: Executive Vice President and CFO

Acknowledged:
Brascan Financial Corporation,
        as Grantee

By:
      Name:
      Title:

STATE OF ___________    )
                                                   ) ss.:
COUNTY OF ________        )

     On the __ day of September, 2003, before me personally came Adi Raviv, to me personally known to be the person described in and who executed the foregoing instrument as Executive Vice President and CFO of U.S. Wireless Data, Inc. who being by me duly sworn, did depose and say that he is Executive Vice President and CFO of U.S. Wireless Data, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that the said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

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